DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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BNY Mellon Municipal Income, Inc.

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BNY MELLON MUNICIPAL INCOME, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of BNY Mellon Municipal Income, Inc. (the “Fund”), dated May 1, 2020, furnished to stockholders of the Fund in connection with the solicitation of proxies by the Board of Directors of the Fund for use at the Fund’s Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, June 16, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Meeting and is also being made available to stockholders by press release on or about May 22, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

To the stockholders of BNY Mellon Municipal Income, Inc. (“DMF” or the “Fund”): Due to the public health and safety concerns of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders and officers, and other attendees, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Meeting”) of DMF, a Maryland corporation, will be held in a virtual meeting format only.  You will not be able to attend the Meeting in person.

As previously announced, the Meeting will be held on Tuesday, June 16, 2020 at 10:30 a.m. Eastern Time.  As described in the proxy materials for the Meeting previously distributed, any stockholder of record of the Fund as of the close of business on April 13, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting, you must go to the meeting website at www.meetingcenter.io/275591258 and enter the password BNYM2020. You must also enter the control number found on your proxy card you previously received. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Fund’s tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to shareholdermeetings@computershare.com.  Requests for registration should be received no later than 5:00 p.m., Eastern Time, on Wednesday, June 10, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting. For requests received after 5:00 p.m., Eastern Time, on Wednesday, June 10, 2020, Computershare will attempt to register you, but may be unable to do so prior to the Meeting.

Questions from stockholders to be considered at the Meeting must be submitted to BNY Mellon Investment Management at 1-800-334-6899 or instsales@bnymellon.com no later than 5:00 p.m., Eastern Time, on Wednesday, June 10, 2020.  Only questions that are pertinent, as determined by the chairperson of the Meeting, will be answered during the Meeting, subject to time constraints.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at https://im.bnymellon.com/us/en/products/closed-end-funds.jsp. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Meeting.

By Order of the Board of Directors,

James Bitetto

Secretary

New York, New York

May 22, 2020